As filed with the Securities and Exchange Commission on August 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-1567322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Mattel, Inc. 333 Continental Boulevard El Segundo, California 90245-5012
(Address of Principal Executive Offices) (Zip Code)

MATTEL, INC. AMENDED AND RESTATED

2010 EQUITY AND LONG-TERM COMPENSATION PLAN

(Full title of the plan)

Tiffani L. Magri, Esq.

Senior Vice President, Assistant General Counsel and Assistant Secretary

Mattel, Inc.

333 Continental Boulevard

El Segundo, California 90245-5012

(Name and address of agent for service)

(310) 252-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sean Feller

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, California 90067-3026

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Mattel, Inc. (“Mattel” or the “Company”) is not filing with or including in this Form S-8 the information called for in part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

Mattel is filing this registration statement (“Registration Statement”) pursuant to General Instruction E of Form S-8 to register an additional 15,700,000 shares of the Company’s common stock (“Common Stock”) that may be issued under the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, as amended (the “2010 Plan”), and as further amended by the Fifth Amendment to the 2010 Plan approved by our stockholders at the 2021 annual meeting of stockholders (the “Fifth Amendment”) and the Sixth Amendment to the 2010 Plan approved by our stockholders at the 2022 annual meeting of stockholders (the “Sixth Amendment” (collectively with the 2010 Plan and the Fifth Amendment, the “Amended 2010 Plan”)). These shares are additional securities of the same class as other securities issuable under the 2010 Plan for which Mattel has previously filed with the Commission a registration statement on Form S-8 (File No. 333-166759) on May 12, 2010, a registration statement on Form S-8 (File No. 333-204360) on May 21, 2015, a registration statement on Form S-8 (File No. 333-225311) on May 31, 2018, a registration statement on Form S-8 (File No. 333-232420) on June 28, 2019, and a registration statement on Form S-8 (File No. 333-239930) on July 17, 2020 (collectively, the “Prior Registration Statements”). The information contained in the Prior Registration Statements is incorporated herein by reference, except for the information presented below in Part II, Item 3. Incorporation of Documents by Reference, Item 5. Interests of Named Experts and Counsel, and Item 8. Exhibits.

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	Mattel’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 28, 2022;

(b)

Mattel’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 3, 2022, and for the quarter ended June  30, 2022, filed with the Commission on August 9, 2022;

(c)	Mattel’s Current Reports on Form 8-K filed with the Commission on March 29, 2022, April 5, 2022, and May 27, 2022; and

(d)	The description of Mattel’s Common Stock contained in Mattel’s Registration Statement on Form 8-A filed on September 24, 2009.

All documents filed by Mattel pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02, 7.01, or 9.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered hereby has been passed upon for Mattel by Tiffani L. Magri, Esq., Senior Vice President, Assistant General Counsel, and Assistant Secretary of Mattel. Ms. Magri has participated in the Company’s equity and long-term compensation plans and is eligible to participate in the Amended 2010 Plan.

Item 8. Exhibits.

Incorporated by Reference
Sequentially Numbered Exhibit	Description	Form	File No.	Exhibit(s)	Filing Date

4.1	Specimen Stock Certificate with respect to Mattel’s Common Stock	10-Q	001-05647	4.0	August 3, 2007

+5.1	Opinion of Tiffani L. Magri, Esq.

+23.1	Consent of PricewaterhouseCoopers LLP

+23.2	Consent of Tiffani L. Magri, Esq. (included in Exhibit 5.1)

+24.1	Power of Attorney with respect to Mattel (included in signature pages)

99.1	Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 9, 2015

Incorporated by Reference
Sequentially Numbered Exhibit	Description	Form	File No.	Exhibit(s)	Filing Date

99.2	First Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 5, 2018

99.3	Second Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 4, 2019

99.4	Third Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	10-K	001-05647	10.58	February 25, 2020

99.5	Fourth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 27, 2020

99.6	Fifth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 13, 2021

99.7	Sixth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 12, 2022

+107.1	Filing Fee Table

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 9th of August, 2022.                .

MATTEL, INC., a Delaware corporation

By:	/s/ Anthony DiSilvestro
Name: Anthony DiSilvestro
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Ynon Kreiz, Jonathan Anschell, and Tiffani Magri, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ynon Kreiz Ynon Kreiz	Chairman of the Board and Chief Executive Officer (principal executive officer)	August 9, 2022

/s/ Anthony DiSilvestro Anthony DiSilvestro	Chief Financial Officer (principal financial officer)	August 9, 2022

/s/ Yoon Hugh Yoon Hugh	Senior Vice President and Corporate Controller (principal accounting officer)	August 9, 2022

/s/ R. Todd Bradley R. Todd Bradley	Director	August 9, 2022

/s/ Adriana Cisneros Adriana Cisneros	Director	August 9, 2022

/s/ Michael Dolan Michael Dolan	Director	August 9, 2022

/s/ Diana Ferguson Diana Ferguson	Director	August 9, 2022

/s/ Soren Laursen Soren Laursen	Director	August 9, 2022

/s/ Ann Lewnes Ann Lewnes	Director	August 9, 2022

/s/ Roger Lynch Roger Lynch	Director	August 9, 2022

/s/ Dominic Ng Dominic Ng	Director	August 9, 2022

/s/ Dr. Judy Olian Dr. Judy Olian	Director	August 9, 2022